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                                                                    Exhibit 23.4

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Preliminary
Prospectus Supplements to the Prospectus contained in the registration statement (No. 333-40127) on Form S-3 of Jacor Communications, Inc., Jacor Communications Company and the Subsidiary Guarantors of our report dated January 4, 1998, with respect to the combined balance sheets of Nationwide Communications as of September 30, 1997 and December 31, 1996, and the related combined statements of earnings, shareholder's equity, and cash flows for the nine month period ended September 30, 1997 and each of the years in the two year period ended December 31, 1996, which report appears in the Form 8-K of Jacor Communications, Inc. dated January 5, 1998, as amended.

     In addition, we consent to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplements to the Prospectus contained in the registration statement (No. 333-40127) on Form S-3 of Jacor Communications, Inc., Jacor Communications Company and the Subsidiary Guarantors.


                                             KPMG Peat Marwick LLP

Columbus, Ohio
January 20, 1998